Exhibit 10.8

THE CIT GROUP/BUSINESS CREDIT, INC.

300 South Land Avenue, 3rd Floor

Los Angeles, California 90071

Dated as of

March 31, 2004

Brenda C. Rhodes

Todd Kinion

c/o Hall, Kinion and Associates, Inc.

75 Rowland Way, Suite 200

Novato, California 94945

Re:	$5,000,000 Aggregate Letters of Credit

Dear Sir and Madam:

This letter agreement (the “Agreement”) sets forth the agreement among you (together, the “Account Parties”) and us (“CIT”) with respect to the one or more irrevocable standby letters of credit in the aggregate amount of $5,000,000 (the “L/Cs”) to be provided in support of our credit facility to Hall, Kinion & Associates, Inc., Group-Ipex, Inc. and Onstaff Acquisition Corp. (collectively, the “Companies”) to be extended by CIT thereunder pursuant to that certain Financing Agreement, dated as of June 13, 2003 (as amended, the “Financing Agreement”)

1. L/C Draws. CIT shall have the immediate and unconditional right, but no obligation, to draw the full or any partial amount available under the L/Cs without notice to you upon: (a) the occurrence of any Event of Default under the Financing Agreement; or (b) CIT’s receipt of notice from the issuing bank that a L/C will not be extended as provided therein; or (c) if any bankruptcy, insolvency or similar proceeding under any federal or state law is filed by or against any Company. The proceeds of all drawings against the L/Cs will be applied to the Obligations pursuant to the terms of the Financing Agreement.

2. Partial Draws. CIT agrees that it will draw pro rata (based upon the relative amounts of the L/Cs) against the L/Cs in the event Agent draws for less than the full, aggregate amount of the L/Cs (other than drawings contemplated by clause (b) of the preceding paragraph, in which case CIT shall have the right to draw the full amount of the L/C that will not be extended).

3. Representation and Warranties. Each Account Party represents and warrants that: (a) the Account Parties directly or indirectly own issued and outstanding capital stock of Hall, Kinion & Associates, Inc. and (b) this Agreement, when signed by such Account Party has been duly authorized, executed and delivered by such Account Party and when so executed and delivered, constitutes a

Brenda C. Rhodes

Todd Kinion

March 31, 2004

legal, valid and binding obligation of such Account Party enforceable against such Account Party in accordance with its terms.

4. Costs and Attorneys’ Fees. If any action, suit or proceeding is commenced by or between any of the parties in connection with this Agreement, the prevailing party shall be entitled to recover from the other any costs, expenses or attorneys’ fees incurred in connection therewith.

5. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns (including, in the case of any bankruptcy or similar proceeding, any receiver, assignee for the benefit of creditors, trustee or debtor in possession on behalf of such person), except as otherwise provided herein. This Agreement is freely assignable at any time by CIT and is not assignable by the Account Parties, provided that any such assignment by CIT is in conjunction with the assignment in whole or in part of the Obligations in accordance with the terms of the Financing Agreement.

6. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein and may not be modified or amended except in a writing signed by all parties.

7. Interpretation. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

8. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICT

Brenda C. Rhodes

Todd Kinion

March 31, 2004

OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10. WAIVER OF JURY TRIAL. EACH ACCOUNT PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION OR ACTIONS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS-OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

Please indicate your acceptance of the foregoing by signature below.

Sincerely,

THE CIT GROUP/BUSINESS CREDIT, INC.

By:

Title: Vice President

ACCEPTED AND AGREED:

/s/ Brenda C. Rhodes
BRENDA C. RHODES, an individual

/s/ Todd Kinion
TODD KINION, an individual